Exhibit 99.1

REALTY INCOME ANNOUNCES FULL REDEMPTION OF ITS SERIES A PREFERRED STOCK

SAN DIEGO, CALIFORNIA, August 28, 2024... Realty Income Corporation (“Realty Income”), The Monthly Dividend Company®, (NYSE: O), today announced that it intends to redeem all 6,900,000 shares outstanding of the company's 6.000% Series A Cumulative Redeemable Preferred Stock (NYSE: O PR) (the "Series A Preferred Stock"), which was converted from Spirit Realty Capital, Inc.’s outstanding preferred stock in connection with the merger, on September 30, 2024.

The shares will be redeemed at $25.00 per share, plus accrued and unpaid dividends to September 30, 2024 in an amount equal to approximately $0.3750 per share, for a total payment of approximately $25.375 per share. The final dividend payment date will be September 30, 2024, with a record date of September 13, 2024. Accordingly, the redemption price of $25.00 per depositary share does not include any accrued and unpaid dividends.

The redemption announced today is consistent with Realty Income’s capital management strategy and reflects its ongoing efforts to enhance the efficiency of its funding and balance sheet structure.

The redemption agent will be Computershare, Inc. Attention: Corporate Actions Department, 150 Royall Street, Suite V, Canton, MA 02021. Further details regarding the redemption will be included in the notice of redemption that the company will send to the record holders of the Series A Preferred Stock.

About Realty Income

Realty Income (NYSE: O), an S&P 500 company, is real estate partner to the world's leading companies. Founded in 1969, we invest in diversified commercial real estate and have a portfolio of 15,450 properties in all 50 U.S. states, the U.K., and six other countries in Europe. We are known as "The Monthly Dividend Company®," and have a mission to deliver stockholders dependable monthly dividends that grow over time. Since our founding, we have declared 650 consecutive monthly dividends and are a member of the S&P 500 Dividend Aristocrats® index, having increased our dividend for the last 30 consecutive years.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this press release, the words "estimated," "anticipated," "expect," "believe," "intend," "continue," "should," "may," "likely," "plans," and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of our business and portfolio (including our growth strategies and our intention to acquire or dispose of properties including geographies, timing, partners, clients and terms); re-leases, re-development and speculative development of properties and expenditures related thereto; future operations and results; the announcement of operating results, strategy, plans, and the intentions of management; settlement of shares of common stock sold pursuant to forward sale confirmations under our at-the-market program; dividends, including the amount, timing and payment of dividends related thereto; and trends in our business, including trends in the market for long-term leases of freestanding, single-client properties. Forward-looking statements are subject to risks, uncertainties, and assumptions about us, which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding (including the terms and partners of such funding); continued volatility and uncertainty in the credit markets and broader financial markets; other risks inherent in the real estate business including our clients' defaults under leases, increased client bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters; impairments in the value of our real estate assets; changes in domestic and foreign income tax laws and rates; our clients’ solvency; property ownership through joint ventures, partnerships and other arrangements which may limit control of the underlying investments; epidemics or pandemics, measures taken to limit their spread, the impacts on us, our business, our clients, and the economy generally; the loss of key personnel; the outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; the anticipated benefits as a result of our merger with Spirit Realty Capital, Inc.; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this press release. Actual plans and operating results may differ materially from what is expressed or forecasted in this press release. We do not undertake any obligation to update forward-looking statements or publicly release the results of any forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Investor Relations:

Steve Bakke

Senior Vice President, Corporate Finance

+1 858 284 5425

sbakke@realtyincome.com

Kelsey Mueller

Vice President, Investor Relations

+1 858 284 5023

kmueller@realtyincome.com